Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-98402, No. 33-74830, No. 333-108414 and No. 333-13461) of Alliance Semiconductor Corporation of our report dated August 8, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ Mark Bailey & Company Ltd.
MARK BAILEY & CO. LTD.
Reno, Nevada
August 8, 2006